EXHIBIT 10.5


                             GIDDINGS & LEWIS, INC.
                          1993 STOCK AND INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT


             THIS AGREEMENT is made and entered into as of the date set forth on the signature page hereof by and between GIDDINGS & LEWIS, INC., a Wisconsin corporation with its principal offices at Fond du Lac, Wisconsin (the "Company"), and the employee of the Company whose signature is set forth on the signature page hereof (the "Key Employee").

                         W I T N E S S E T H :

             WHEREAS, the Company has adopted the 1993 Stock and Incentive Plan (the "Plan") to permit shares of the Company's common stock, $.10 par value per share (the "Stock"), to be awarded to certain key employees of the Company and any affiliates (collectively, "Participating Company"); and

             WHEREAS, the Key Employee is a key employee of a Participating Company, and the Company desires him to remain in such employ and to further an opportunity for his stock ownership in the Company in order to increase his proprietary interest in the success of the Company;

             NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

   1. Award of Restricted Stock. Subject to the terms and conditions set forth herein, the Company hereby awards the Key Employee the number of shares of Stock set forth on the signature page hereof (the "Restricted Stock").

   2.   Restrictions.

             (a) Except as otherwise provided herein, the Restricted Stock may not be sold, transferred or otherwise alienated or hypothecated until the date set forth on the signature page hereof (the "Release Date"); provided, however, that the Restricted Stock, or an applicable portion thereof, shall be forfeited to the Company on the Release Date to the extent certain Company performance goals, as set forth on the attached Schedule A, are not met.

   3. Escrow. Certificates for shares of Restricted Stock shall be issued as soon as practicable in the name of the Key Employee but shall be held in escrow by the Company, as escrow agent. Upon issuance of such certificates, (i) the Company shall give the Key Employee a receipt for the Restricted Stock held in escrow which will state that the Company holds such Stock in escrow for the account of the Key Employee, subject to the terms of this Agreement, and (ii) the Key Employee shall give the Company a stock power for such Stock duly endorsed in blank which will be held in escrow for use in the event such Stock is forfeited in whole or in part. Unless theretofore forfeited as provided herein, Restricted Stock shall cease to be held in escrow and certificates for such Stock shall be delivered to the Key Employee, or in the case of his death, to his Beneficiary (as hereinafter defined) on the Release Date or upon any other termination of the restrictions imposed by Paragraph 2 hereof.

   4. Transfer After Release Date; Securities Law Restrictions. Except as otherwise provided herein, Restricted Stock shall become free of the restrictions of Paragraph 2 and be freely transferable by the Key Employee on the Release Date subject to applicable limitations under Federal and State securities laws.

   5.   Termination of Employment Due to Death, Retirement or Total
   Disability.

             (a) If the Key Employee's employment with all Participating Companies is terminated because of death, Retirement or Total Disability (as such terms are defined below) prior to the Release Date, the restrictions of Paragraph 2 applicable to that portion of the Restricted Stock determined in Paragraph 5(b) below shall terminate on the Release Date without action by the Committee and notwithstanding such death, Retirement or Total Disability. The shares of Restricted Stock so released shall be free of the restrictions set forth in Paragraph 2 hereof and, except as otherwise provided in Paragraph 4 hereof, freely transferable.

             (b) The number of shares of the Restricted Stock for which the Paragraph 2 restrictions will terminate on the Release Date in accordance with Paragraph 5(a) hereof shall be the number of shares on which the restrictions would have terminated on the Release Date pursuant to Schedule A had the Key Employee remained employed multiplied by a fraction, the numerator of which is the number of years, including fractions of a year, in the period from the Grant Date to the date on which the Key Employee's employment terminates as a result of death, Retirement, or Total Disability, and the denominator of which is the number of years, including fractions of a year, if any, in the period from the Grant Date to the Release Date. For purposes of this computation, fractions of a year shall be computed by the number of days in the period divided by 365. No fractional share resulting from such computation shall be issued and in lieu thereof, a cash payment shall be made equal to such fractional share (computed to two decimal places) multiplied by the Fair Market Value on the Release Date. As used herein, "Fair Market Value" means the per share closing price on the date in question in the principal market in which the Stock is then traded or, if no sales of Stock have taken place on such date, the closing price on the most recent date on which selling prices were quoted.

             (c) As used herein, (i) "Retirement" means termination of employment with all Participating Companies on or after age 62 after completion of an aggregate of ten years of service with the Company and/or any Participating Company, except that if the Key Employee's employment is terminated for Cause (as hereinafter defined) or because of death or Total Disability, such termination shall not be "Retirement" for purposes hereof, and (ii) "Total Disability" means the complete and permanent inability of a Key Employee to perform all of his duties under the terms of his employment with any Participating Company, as determined by the Compensation Committee of the Company's Board of Directors or any successor to such Committee which administers the Plan, or if no such Committee has been appointed, by the Board of Directors of the Company (collectively, the "Committee") upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

   6. Termination of Employment for Cause. If the Key Employee's employment with any Participating Company is terminated for Cause (as defined below) prior to the Release Date, all Restricted Stock shall be forfeited to the Company on the date on which such termination of employment occurs. As used herein, "Cause" means, as determined by the Committee, the Key Employee's failure to substantially perform the material duties of the Key Employee's employment.

   7. Termination of Employment Other Than for Cause, Death, Retirement, Total Disability or Change in Control.

             (a) If the Key Employee's employment with the Company is terminated by Key Employee prior to the Release Date, all Restricted Stock shall be forfeited to the Company on the date of such termination unless the Committee determines, on such terms and conditions, if any, as the Committee may impose, that all or a portion of the Restricted Stock shall be released to the Key Employee and the restrictions of Paragraph 2 applicable thereto shall terminate. Absence of the Key Employee on leave approved by an executive officer of the Company shall not be considered a termination of employment by Key Employee during the period of such leave.

             (b) If the Key Employee's employment with the Company is terminated prior to the Release Date for any reason other than Cause, death, Retirement, Total Disability or as described in Paragraph 7(a) above, the restrictions of Paragraph 2 applicable to that portion of the Restricted Stock determined in Paragraph 7(c) below shall terminate on the Release Date without action by the Committee on the date of such termination of employment and such Restricted Stock shall be free of such restrictions and, except as otherwise provided in Paragraph 4 hereof, freely transferable.

             (c) The number of shares of the Restricted Stock for which the Paragraph 2 restrictions will terminate in accordance with Paragraph 7(b) hereof shall be the number of shares on which the restrictions would have terminated on the Release Date pursuant to Schedule A had the Key Employee remained employed multiplied by a fraction, the numerator of which is the number of years, including fractions of a year, in the period from the Grant Date to the date on which the Key Employee's employment terminated in the manner as contemplated in Paragraph 7(b) hereof, and the denominator of which is the number of years, including fractions of a year, if any, in the period from the Grant Date to the Release Date. For purposes of this computation, fractions of a year shall be computed by the number of days in the period divided by 365. No fractional share resulting from such computation shall be issued an in lieu thereof, a cash payment shall be made equal to such fractional share (computed to two decimal places) multiplied by the Fair Market Value on the Release Date. As used herein, "Fair Market Value" means the per share closing price on the date in question in the principal market in which the Stock is then traded or, if no sales of Stock have taken place on such date, the closing price on the most recent date on which selling prices were quoted.

             8.  Termination for Change of Control of the Company

             (a) If there occurs prior to the Release Date a Change in Control of the Company (as defined below) the restrictions of Paragraph 2 applicable to the number of shares listed opposite the "Target" earnings per share on Schedule A hereto (except for any such shares which were previously forfeited to the Company) shall terminate without action by the Committee on the date of such Change in Control of the Company and such Restricted Stock shall be free of such restrictions and, except as provided in Paragraph 4 hereof, freely transferable.

             (b) As used herein, "Change in Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended. Without limiting inclusiveness of the definition in the preceding sentence, a Change in Control of the Company shall be deemed to have occurred if:

                  (i) any person (other than any employee benefit plan of the Company or any subsidiary of the Company, any entity holding securities of the Company for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of such a plan) is or becomes the beneficial owner of securities of the Company representing at least 30% of the combined voting power of the Company's then outstanding securities;

                  (ii) a Section 11(a) (ii) Event shall have occurred under that certain "Rights Agreement" dated as of August 23, 1995 between the Company and Firstar Trust Company as amended (or a similar event shall have occurred under any successor to such Rights Agreement) at any time any "Rights" as defined therein are issued and outstanding thereunder;

                  (iii) one-third or more of the members of the Board are not Continuing Directors (as defined below);

                  (iv) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

                  (v) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

             (c) As used herein, "Continuing Director" means any member of the Board of Directors of the Company who was a member of such Board on the Grant Date, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on such Board.

             9.   Beneficiary.

             (a) The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Key Employee in accordance herewith (the person who is the Key Employee's Beneficiary at the time of his death herein referred to as the "Beneficiary") shall be entitled to receive such portion, if any, of the Restricted Stock to be released to the Beneficiary under Paragraphs 3 and 5 as a result of the death of the Key Employee. The Key Employee may from time to time revoke or change his Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Key Employee's death, and in no event shall any designation be effective as of a date prior to such receipt.

             (b) If no such Beneficiary designation is in effect at the time of a Key Employee's death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee's estate shall be entitled to receive the portion, if any, of the Restricted Stock to be released from the restrictions of Paragraph 2 upon the death of the Key Employee. If the Committee is in doubt as to the right of any person to receive such Restricted Stock, the Company may retain such Stock, without liability for any interest thereon, until the Committee determines the person entitled thereto, or the Company may deliver such Restricted Stock to any court of appropriate jurisdiction and such delivery shall be a complete discharge of the liability of the Company therefor.

             10. Certificate Legend. Each certificate for shares of Restricted Stock shall bear the following legend:

             "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, or by operation of law, is subject to certain restrictions set forth in the Giddings & Lewis, Inc. 1993 Stock and Incentive Plan and a Restricted Stock Award Agreement between Giddings & Lewis, Inc. and the registered owner hereof. A copy of such Plan and such Agreement may be obtained from the Secretary of Giddings & Lewis, Inc."

   When the restrictions imposed by Paragraph 2 hereof terminate, the Key Employee shall be entitled to have the foregoing legend removed from the certificates representing such Stock.

             11. Voting Rights; Dividends and Other Distributions. (a) While the Restricted Stock is subject to restrictions under Paragraph 2 and prior to any forfeiture thereof, the Key Employee may exercise full voting rights for the Restricted Stock registered in his name and held in escrow hereunder.

             (b) While the Restricted Stock is subject to the restrictions under Paragraph 2 and prior to any forfeiture thereof, the Key Employee shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in Stock, such shares shall be subject to the same restrictions as the share of Restricted Stock with respect to which they were paid, including the requirement that the Restricted Stock be held in escrow pursuant to Paragraph 3 hereof.

             (c) Subject to the provisions of this Agreement, the Key Employee shall have, with respect to the Restricted Stock, all other rights of holders of Stock.

             12. Tax Withholding. (a) It shall be a condition of the obligation of the Company to issue or release from escrow Restricted Stock to the Key Employee or the Beneficiary, and the Key Employee agrees, that the Key Employee shall pay to the Company upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award of the Restricted Stock or as a result of the termination of the restrictions on such Stock hereunder.

             (b) If the Key Employee does not make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Stock awarded hereunder, the Key Employee may satisfy the Company's withholding tax requirements by electing to have the Company withhold that number of shares of Restricted Stock otherwise deliverable to the Key Employee from escrow hereunder or to deliver to the Company a number of shares of Stock, in each case, having a Fair Market Value on the Tax Date (as defined below) equal to the minimum amount required to be withheld as a result of the termination of the restrictions on such Restricted Stock. The election must be made in writing and, if the Key Employee is an Insider (as defined below), (i) delivered to the Company either six months or more prior to the Tax Date or during a ten business day period beginning on the third business day following the release of the Company's quarterly or annual summary statement of sales and earnings which occurs prior to the Tax Date and (ii) shall not be effective until at least six months after the Grant Date, provided, however, that the restriction in clause (ii) shall not apply in the event death or Total Disability of the Key Employee occurs prior to the expiration of such six month period. If the Key Employee is not an Insider, the election must be delivered to the Company prior to the Tax Date. If the number of shares so determined shall include a fractional share, the Key Employee shall deliver cash in lieu of such fractional share. All elections shall be made in a form approved by the Committee and shall be subject to disapproval, in whole or in part, by the Committee. As used herein, (i) "Tax Date" means the date on which the Key Employee must include in his gross income for federal income tax purposes the fair market value of the Restricted Stock over the purchase price therefor and (ii) "Insider" means an executive officer or a director of the Company or a beneficial owner of more than 10% of the Stock.

             13. Adjustments . The number of Shares of Restricted Stock awarded under this Agreement shall be adjusted to reflect any stock
   dividend, stock split or similar transaction affecting the Stock.   In the
   event that the Company issues additional Stock before the Release Date, an equitable adjustment will be made to eliminate any dilutive effect that the issuance of such Stock may have on the Company's earnings per share and the calculation of the Restricted Stock to be released upon termination of the restrictions imposed by Paragraph 2 hereof. The Committee may make other adjustments to this Agreement as it deems equitable in the event that any corporate transaction or other event affects the shares of Stock such that an adjustment is appropriate to confer the benefits intended by the Plan or this Agreement.

             14. Powers of Company Not Affected. The existence of the Restricted Stock shall not affect in any way the right or power of the Company or its shareholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company's capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Restricted Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Nothing in this Agreement shall confer upon the Key Employee any right to continue in the employment of any Participating Company or interfere with or limit in any way the right of any Participating Company to terminate the Key Employee's employment at any time.

             15. Interpretation by Committee. The Key Employee agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Key Employees awarded Restricted Stock.

             16. Miscellaneous. (a) This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

             (b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

             (c) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

             (d) Any notice, filing or delivery hereunder or with respect to Restricted Stock shall be given to the Key Employee at either his usual work location or his home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 142 Doty Street, Fond du Lac, 54935, Attention: Secretary. All such notices shall be given by first class mail, postage pre-paid, or by personal delivery.

             (e) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Key Employee, the Beneficiary and the personal representative(s) and heirs of the Key Employee, except that the Key Employee may not transfer any interest in any Restricted Stock prior to the release of the restrictions imposed by Paragraph 2.

             IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and its corporate seal hereunto affixed, and the Key Employee has hereunto affixed his hand and seal, all on the day and year set forth below.

                                 GIDDINGS & LEWIS, INC.

                                 By:


                                 _______________________________________(SEAL)
                                 Key Employee:

                                 No. of Shares of Restricted Stock:
                                 (Performance Based Maximum
                                 as set forth on Schedule A)

                                 Date of Agreement:

                                 Grant Date:

                                 Release Date:

                                 Beneficiary:_______________________________
                                 Address of Beneficiary:

                                 ___________________________________________

                                 ___________________________________________

                                 Beneficiary Tax Identification No.